ASSET PURCHASE AGREEMENT

      ASSET PURCHASE AGREEMENT (the "Agreement") dated as of October 1, 1998 by and between CSL LIGHTING MANUFACTURING, INC., a Delaware corporation ("Buyer") and ORTEK CORPORATION, a California corporation (hereinafter "Seller" or the "Company").

                                   WITNESSETH:

      WHEREAS, Seller is engaged in the business of designing and developing lighting products and lighting components (the "Business"); and

      WHEREAS, Buyer wishes to purchase substantially all of the assets used in connection with the Business; and

      WHEREAS, Seller wishes to sell such assets to Buyer.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto hereby agree as follows:

      1. Purchase and Sale of Assets.

            1.01 Purchase of Assets. On the terms and subject to the conditions set forth herein, Buyer hereby purchases from Seller, and Seller hereby sells, assigns, transfers, conveys and delivers to Buyer, all of Seller's right, title and interest in and to all of the assets and properties used in connection with the Business, as the same shall exist on the date hereof, except for the Excluded Assets as described in Section 1.03, all of such assets and properties being hereinafter collectively referred to as the "Purchased Assets."
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            1.02 List of Assets. Except as expressly provided in Section 1.03 hereof, the Purchased Assets shall include, without limitation, all of Seller's right, title and interest in and to:

                  (a) The Company name and/or trade name "Ortek" and all variations thereof, including the registered service mark for "Ortek";

                  (b) all of Seller's rights under contracts relating to the Business;

                  (c) all of Seller's accounts receivable, inventories, equipment and prepaid expenses relating to the Business as more particularly set forth on Schedule 1.02(c) hereto;

                  (d) all copyrights, patents, trade secrets and know-how related to the Business and all rights to software and other intellectual property in development and related research as more particularly set forth on Schedule 1.02(d) hereto;

                  (e) all of Seller's rights in registered and common law trademarks, service markets and trade names used in connection with the Business as more particularly set forth on Schedule 1.02(e) hereto;

                  (f) all rights to service agreements and insurance policies relating to the Business as well as rights to proceeds thereunder; and

                  (g) all goodwill of Seller relating to the Business.

            1.03 Excluded Assets. The Purchased Assets shall not include any of the following (the "Excluded Assets"):

                  (a) all of Seller's cash and cash equivalents;


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                  (b) all of Seller's marketable securities and other
      investments including restricted assets;

                  (c) all of Seller's bank and brokerage accounts;

                  (d) all of Seller's accrued interest receivable;

                  (e) all of Seller's assets not used in connection with the Business.

            1.04 Instruments of Transfer. Seller is hereby delivering to Buyer duly executed instruments of transfer and assignment, including, without limitation, bills of sale and assignments in form and substance reasonably satisfactory to Buyer and its counsel, sufficient to vest in Buyer valid title to all of Seller's right, title and interest in and to the Purchased Assets, free and clear of all mortgages, claims, liens, charges or encumbrances of any kind or nature whatsoever, except for the Assumed Liabilities.

      2. Purchase Price.

            2.01 Purchase Price.

                  (a) The aggregate price to be paid by Buyer (the "Purchase Price") for and in consideration of the sale and transfer of the Purchased Assets as provided herein shall consist of (i) $250,000 payable in monthly installments, without interest, as follows: three installments of $20,000 due on November 30, 1998, February 28, 1999, and March 31, 1999, respectively, followed by twenty-four installments of $7,916.67; and (ii) the agreement by Buyer to assume and pay the Assumed Liabilities (as defined below). The Buyer may prepay any portion of the Purchase Price in its sole discretion.


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

            2.02 Allocation of Purchase Price. The parties agree that the Purchase Price shall be allocated to the various assets and properties included in the Purchased Assets in the manner set forth on Schedule 2.02 hereto.

      3. Post-Closing Obligations.

            3.01 Assumption.

                  (a) Except as set forth in Section 3.01(b) below, Buyer hereby (except as may otherwise be specifically agreed to in any other provision of this Agreement) assumes and agrees to timely and fully pay, perform and discharge the following obligations and liabilities of Seller relating to the Business (the "Assumed Liabilities"):

                        (i) the accounts payable and accrued expenses relating to the Business set forth on Schedule 3.01(a) hereto;

                  (b) Buyer shall not and does not assume the following liabilities or obligations of Seller (the "Excluded Liabilities"):

                        (i) all of Seller's legal, accounting or other fees or expenses arising out of the transactions contemplated hereby;

                        (ii) any taxes arising out of the conduct of the Business prior to the Closing Date; and

                        (iii) all wages, consulting fees or other employee benefits payable to any employees of the Company for the period prior to the date hereof.

            3.02 Receivable Payments. Buyer and Seller each hereby agree that if either one of them shall have received a payment where all or a portion of such payment represents a receivable due to the other party then, and in such event, the party receiving such payment


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shall immediately forward to the other party that portion of such payment which represents the receivable of such other party.

            3.03 Endorsement of Checks. Seller hereby agrees that any check received by Buyer on or after the Closing Date as payment on account of any trade account receivable constituting a part of the Purchased Assets, which check is payable to Seller, may be endorsed by Buyer for its own account, with all such payments being subject to the provisions of Section 3.02 hereof.

      4. Representations and Warranties of Seller. Seller represents and warrants to and agrees with Buyer as follows:

            4.01 Organization and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Seller has full corporate power and authority to conduct its business as now conducted and to own or lease and operate the assets and properties now owned or leased and operated by it. Seller is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its properties requires such qualification except where the failure to be so qualified would not have a material adverse effect on the Business or the Purchased Assets (a "Material Adverse Effect"). The jurisdictions in which Seller is so qualified are set forth on Schedule 4.01.

            4.02 Authority and Compliance. Seller has full corporate power and authority to execute and deliver this Agreement. The consummation and performance by Seller of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate actions. This Agreement has been duly and validly


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

executed and delivered on behalf of Seller and constitutes a valid obligation of Seller, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by applicable insolvency, bankruptcy, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general equity principles. No consent, authorization or approval of, exemption by, or filing with, any domestic governmental or administrative authority, or any court, is required by Seller or any of its shareholders to be obtained or made in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

            4.03 No Conflict. The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach or violation of any of the terms or provisions of, or constitute a default under
(i) any agreement or instrument relating to the Purchased Assets (subject to obtaining any consents required to assign any agreements included in the Purchased Assets); (ii) the certificate of incorporation or by-laws of the Seller; or (iii) any law, order, rule, regulation, writ, injunction or decree applicable to the Seller.

            4.04 Compliance with Law.

            (a) Seller's operation of the Business and use of the Purchased Assets are (i) in compliance with all, and not in violation of any, and (ii) Seller has not received any claim or notice that such operation or use and occupancy is in violation of any, applicable law or ordinance, or any order, rule or regulation of any governmental agency or body to which the Seller, the Business or the Purchased Assets are subject (except where the failure to be in compliance does not have a material adverse effect on the conduct of the Business).

            4.05 Books and Records. The books of account and other financial records of Seller are complete and correct in all material respects and are maintained in accordance with good business practices, and accurately reflect the basis for the preparation of the Financial Statements.

            4.06 Assets and Properties. Seller has valid title to all personal property included in the Purchased Assets, free and clear of all liens, pledges, mortgages, security


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

interests, conditional sales contracts and other encumbrances or any kind or nature, except for the Assumed Liabilities.

            4.07 Condition of Assets and Properties. All equipment and other tangible personal property included in the Purchased Assets (the "Tangible Personal Property") are in good working order.

            4.8 Patents, Trademarks, Copyrights, Etc. Schedule 1.02(e) contains a complete and correct list of all patents, patent rights, patent applications, licenses, shop rights, trademarks, trademark applications, tradenames, copyrights and similar rights currently used in the Business (collectively "Rights"), indicating the registered owner, the registration number, and the expiration date thereof. Seller owns or validly licenses all Rights and other proprietary information used in the conduct of the Business as currently being conducted; to the best of Seller's actual knowledge, the conduct of the Business as currently operated does not conflict with valid rights of others in any way, nor has any material use been made of the Rights, except by Seller.


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

            4.9 Insurance. The Company has maintained insurance policies as are customary to the operation of Business and is presently covered by adequate product liability coverage.

            4.10 Legal Proceedings. Etc. There are no claims, actions, suits, proceedings, arbitrations or investigations, either administrative or judicial, pending or, to the best of Seller's actual knowledge, threatened by, or against, Seller or any of the Purchased Assets, or specifically relating to the transactions contemplated by this Agreement, at law or in equity or otherwise, before or by any court or governmental agency or body, domestic or foreign, or before an arbitrator of any kind. Seller has not paid or reserved an amount in excess of $2,500 with respect to any product liability claim made or threatened against Seller.

            4.11 Taxes and Tax Returns. Seller has duly made all deposits required by law to be made with respect to employees' withholding taxes. Seller has duly filed with all appropriate governmental agencies and bodies, whether federal, state or local, all income, sales, license, franchise, excise, gross receipts, employment and payroll-related and real and personal property tax returns and all other tax returns which were required to be filed, all of which properly reflect the taxes owed by them for the periods covered thereby and, to the extent due, Seller has paid all taxes shown to be due on such returns.

            4.12 Labor. The Seller is not a party to any collective bargaining agreement with any union or other representative of employees and no question concerning representation exists with regard to any group of employees of Seller.

            4.13 Assets Being Transferred. The Purchased Assets being conveyed hereunder constitute such assets (except for working capital) as are necessary to permit Buyer


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to continue the Business in a manner substantially similar to the manner in which Seller is operating the Business on the date hereof.

            4.14 Finder. There is no firm, corporation, agency or other entity or person that is entitled to a finder's fee or any type of brokerage commission in relation to or in connection with the transactions contemplated by this Agreement as a result of any agreement or understanding with Seller or any of its directors, officers, employees or shareholders.

            4.15 Full Disclosure. No representation or warranty by Seller in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make any statement herein or therein not materially misleading. The parties agree that any item disclosed in any Schedule to this Agreement shall be deemed to have been disclosed on all Schedules to this Agreement wherein such disclosure may have been required.

      5. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:

            5.01 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as now conducted and to own or lease and operate the assets and properties now owned or leased and operated by it. Buyer has the full corporate power and authority to conduct the Business as now conducted by Seller and to own or lease and operate the Purchased Assets.

            5.02 Authority and Compliance. Buyer has full corporate power and authority to execute and deliver this Agreement. The consummation and performance by Buyer


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

of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate and other proceedings. This Agreement has been duly and validly executed and delivered on behalf of Buyer and constitutes a valid obligation of Buyer, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by applicable insolvency, bankruptcy, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general equity principles. No consent, authorization or approval of, exemption by, or filing with, any domestic governmental or administrative authority, or any court, is required to be obtained or made by Buyer in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

            5.03 No Conflict. The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under
(i) any contract or other agreement or instrument to which Buyer is a party or by which Buyer or any of its properties or assets is bound; (ii) the certificate of incorporation or by-laws of Buyer; or (iii) any law, order, rule, regulation, writ, injunction or decree applicable to Buyer.

            5.04 Finder. There is no firm, corporation, agency or other entity or person that is entitled to a finder's fee or any type of brokerage commission in relation to or in connection with the transactions contemplated by this Agreement as a result of any agreement or understanding with Buyer or any of its directors, officers, or employees.

            5.05 Legal Proceedings. There are no claims, actions, suits, proceedings, arbitrations or investigations, either administrative or judicial, pending or, to the best of


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

Buyer's actual knowledge, threatened by or against Buyer including without limitation, any with respect to relations between Buyer and its employees, environmental matters or matters specifically relating to the transactions contemplated by this Agreement, at law or in equity or otherwise, before or by any court, government agency or body, domestic or foreign on or before any arbitrator of any kind.

            5.06 Full Disclosure. No representation or warranty by Buyer in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make any statement herein or therein not materially misleading.

      6. Indemnification.

            6.01 Indemnification by Buyer. Buyer hereby covenants and agrees with Seller that it shall reimburse and indemnify Seller and their successors and assigns (individually an "Indemnified Party") and hold them harmless from, against and in respect of any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses (including interest which may be imposed in connection therewith and court costs and reasonable fees and disbursements of counsel) incurred by any of them due to, arising out of, or in connection with
(i) a breach of any of the representations, warranties, covenants or agreements made by Buyer in this Agreement; (ii) Buyer's failure to timely and fully honor, discharge, pay or fulfill any Assumed Liability; and (iii) the operation of the Business from and after the date hereof (each a "Claim").

            6.02 Indemnification by Seller. Seller hereby covenants and agrees with Buyer that it shall reimburse and indemnify Buyer and its successors and assigns (also


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

individually an "Indemnified Party") and hold them harmless from, against and in respect of any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses (including interest which may be imposed in connection therewith and court costs and reasonable fees and disbursements of counsel) incurred by any of them due to, arising out of, or in connection with (i) a breach of any of the representations, warranties, covenants or agreements made by Seller in this Agreement; and (ii) the failure of Seller to discharge any liability or obligation of Seller which is an Excluded Liability (each a "Claim").

            6.03 Right to Defend. Etc.

                  (a) If the facts giving rise to any such indemnification shall involve any actual Claim or demand by any third party against an Indemnified Party, the indemnifying party shall be entitled to notice of and entitled to defend or prosecute such Claim at its expense and through counsel of its own choosing if it advises the Indemnified Party in writing of its intention to do so within thirty (30) days after notice of such Claim has been given to the indemnifying party (without prejudice to the right of any Indemnified Party to participate at its expense through counsel of its own choosing). Such Indemnified Party shall cooperate in the defense and/or settlement of such Claim, but shall be entitled to be reimbursed for all costs and expenses incurred by it in connection therewith. No settlement of any Claim may be made without the consent of the indemnifying party, which consent may not be unreasonably withheld; provided, however, that if such indemnifying party has been offered the opportunity to defend such Claim and has elected not to do so then settlement may be made without the consent of the indemnifying party.

                  (b) Notwithstanding Section 6.03(a) hereof, if, in the reasonable opinion of Buyer, any Claim involves an issue or matter which could have a materially adverse


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effect on the business, operations, assets or prospects of Buyer, then, and in such event, Buyer shall have the right to control the defense or settlement of any such Claim. If Buyer should so elect to exercise such right, Buyer shall pay the legal expenses associated with such defense and the indemnifying party shall have the right at its sole expense to participate in, but not control, the defense or settlement of such Claim. No settlement of any such Claim may be made without the consent of the indemnifying party, which consent may not be unreasonably withheld.

      7. General Provisions.

            7.01 Survival of Representations, Warranties, Covenants, and Agreements. The representations, warranties, covenants and agreements contained in this Agreement shall survive the execution of this Agreement and the closing of the transactions contemplated hereby for a period of two year; provided, however, that any representations, warranties, covenants and agreements contained herein which specifically set forth longer time periods of effectiveness shall survive for the periods indicated therein and further provided that the covenants and agreements set forth in Sections 3.01, 3.02,
3.03 and 4.11 shall survive indefinitely. If any claim for indemnity has been timely made but has not been resolved by the parties prior to the expiration of the applicable time period of survival then, and in such event, such claim shall survive until finally resolved.

            7.02 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.


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

            7.03 Notices. All notices, requests, demands and other communications which are required to be or may be given under this Agreement to any party to any of the other parties shall be in writing and shall be deemed to have been duly given when (a) delivered in person, the day following dispatch by an overnight courier service (such as Federal Express or UPS, etc.) or (c) five
(5) days after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made:

      If to Seller
         addressed to:        CSL Lighting Manufacturing, Inc.
                              27615 Avenue Hopkins
                              Valencia, California 91355-3493
                              Attn: Chief Executive Officer

      with a copy to:         Morse, Zelnick, Rose & Lander, LLP
                              450 Park Avenue
                              New York, New York 10022
                              Attn: Kenneth S. Rose, Esq.

      If to Seller
         addressed to:        Ortek Corporation
                              1250 N. Kings Road, #505
                              Hollywood, CA 90069
                              Attn: Mr. Miron Skegin

            7.04 Assignability and Amendments. This Agreement shall not be assignable by any of the parties hereto. This Agreement cannot be altered or otherwise amended except pursuant to an instrument in writing signed by each of the parties.

            7.05 Entire Agreement. This Agreement and Schedules which are a part hereof and the other writings and agreements specifically identified herein contain the entire agreement between the parties with respect to the transactions contemplated herein and supersede all previous written or oral negotiations, commitments and understandings.


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

            7.06 Waivers, Remedies. Any condition to the performance of any party hereto which legally may be waived on or prior to the Closing Date may be waived by the party entitled to the benefit thereof. Any waiver must be in writing and signed by the party to be bound thereby. A waiver of any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party's rights under any other term or condition of this Agreement. All remedies under this Agreement shall be cumulative and not alternative.

            7.07 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

            7.08 Headings. All headings (including, without limitation, Article headings and Section titles) are inserted for convenience of reference only and shall not affect the meaning or interpretation of any such provisions or of this Agreement, taken as an entirety.

            7.09 Severability. If and to the extent that any court of competent jurisdiction holds any provision (or any part thereof) of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

            7.10 No Third Party Beneficiaries. Nothing contained in this Agreement shall be deemed to confer rights on any Person or to indicate that this Agreement has been entered into for the benefit of any Person, other than the parties hereto.

            7.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts of laws provisions.


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            7.12 Binding Effects. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns.

            7.13 Further Assurances. At any time after the Closing Date, each party shall upon request of another party, execute, acknowledge and deliver all such further and other assurances and documents, and will take such action consistent with the terms of this Agreement, as may be reasonably requested to carry out the transactions contemplated herein and to permit each party to enjoy its rights and benefits hereunder.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                    CSL LIGHTING MANUFACTURING, INC.

                                    By:
                                       ---------------------------------------
                                       Mark Allen, Chief Executive Officer


                                    ORTEK CORPORATION

                                    By:
                                       ---------------------------------------
                                       Miron Skegin, President


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